                                                                    Exhibit 99.3

                         NAVIGANT INTERNATIONAL, INC.
                        PRO FORMA FINANCIAL INFORMATION
                    ($ IN THOUSANDS EXCEPT FOR SHARE DATA)
                                  (UNAUDITED)

In the second fiscal quarter ended July 1, 2001, Navigant International, Inc. ("Navigant" or the "Company") made an acquisition of SATO Travel Holding Co., Inc. ("SATO") under the purchase method for an aggregate purchase price of $27,000 in cash and 1,469,000 shares of common stock (the "2001 Purchase Acquisition"). The common stock was valued for accounting purposes using the stock price for a short period prior to and subsequent to the closing at $16.50 per share or $24,239. Additionally, SATO options were converted into 182,118 Navigant options with a fair market value of $2,670 resulting in additional purchase consideration. The total assets acquired in this transaction were $92,942 including intangible assets of $56,174. The results of this acquisition will be included in the Company's results from the date of acquisition.

The unaudited pro forma combined financial statements which follow give effect to the impact of this acquisition. The pro forma combined financial statements do not give effect to four acquisitions which occurred throughout fiscal year 2000 or two other acquisitions which occurred in the second fiscal quarter ended July 1, 2001, which are considered insignificant.

The unaudited pro forma combined balance sheet as of April 1, 2001 gives effect to the acquisition of SATO by the Company as if this transaction had occurred as of April 1, 2001.

The unaudited pro forma combined statement of income for the fiscal year ended December 31, 2000 gives effect to the acquisition of SATO as if such transaction had occurred on December 27, 1999.

The unaudited pro forma combined statement of income for the three months ended April 1, 2001 gives effect to the acquisition of SATO as if such transaction had occurred on January 1, 2001.

The unaudited pro forma adjustments are based upon preliminary estimates, available information and certain assumptions that management deems appropriate. The unaudited pro forma combined financial data presented herein does not purport to represent what the Company's financial position or results of operations would have been had the transaction, which is the subject of the pro forma adjustments herein, occurred on the above dates, as assumed, and are not necessarily representative of the Company's financial position or results of operations in any future period. The pro forma combined financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Current Report on Form 8-K/A and in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and its Quarterly Report on Form 10-Q for the three months ended April 1, 2001.

                         NAVIGANT INTERNATIONAL, INC.
                       PRO FORMA COMBINED BALANCE SHEET
                                 APRIL 1, 2001
                                (In Thousands)
                                  (Unaudited)

                                                                                    Pro Forma             Pro Forma
                                                 Navigant            SATO          Adjustments             Combined
Cash and cash equivalents                        $  4,256           $ 1,077                                $  5,333
Restricted cash in FireVine                         5,245                                                     5,245
Accounts receivable, net                           53,885            23,559                                  77,444
Deferred income taxes                               2,403             1,489                                   3,892
Income taxes receivable                             2,627                                                     2,627
Prepaid and other assets                            5,502             1,417                                   6,919
                                                 --------           -------         --------               --------
     Total current assets                          73,918            27,542                                 101,460

Property and equipment, net                        27,371             7,304                                  34,675
Intangible assets, net                            230,144            16,339           39,835     (b)        286,318
Deferred income taxes                                   -             1,769                                   1,769
Other assets                                        5,821               153                                   5,974
                                                 --------           -------         --------               --------
     Total assets                                $337,254           $53,107         $ 39,835               $430,196
                                                 ========           =======         ========               ========

Short-term portion of long-term debt             $  4,153           $11,330         $(11,330)    (a)       $  4,153
Short-term portion of capital leases                  333                                                       333
Accounts payable                                    4,591             2,668                                   7,259
Accrued compensation                                8,528             3,823                                  12,351
Other accrued liabilities                          26,751            13,530            1,500     (b)         41,781
                                                 --------           -------         --------               --------
     Total current liabilities                     44,356            31,351           (9,830)                65,877

Long-term debt and lease obligations              138,624             3,400           27,000     (b)        180,354
                                                                                      11,330     (a)
Other long-term liabilities                         3,706             2,782                                   6,488
Deferred income taxes                               1,228                                                     1,228
                                                 --------           -------         --------               --------
     Total liabilities                            187,914            37,533           28,500                253,947

Minority interest in FireVine                      13,597                                                    13,597

Common stock                                           13                13              (12)    (b)             14
Additional paid-in capital                        115,206            12,987           13,921     (b)        142,114
Treasury stock                                    (10,264)                                                  (10,264)
Retained earnings                                  32,545             2,574           (2,574)    (b)         32,545
Accumulated other comprehensive loss               (1,757)                                                   (1,757)
                                                 --------           -------         --------               --------
     Total stockholders' equity                   135,743            15,574           11,335                162,652
                                                 --------           -------         --------               --------
     Total liabilities and
        stockholders' equity                     $337,254           $53,107         $ 39,835               $430,196
                                                 ========           =======         ========               ========

See accompanying notes to pro forma combined financial statements.

                         NAVIGANT INTERNATIONAL, INC.
Pro Forma Combined Statement of Income for the Three Months Ended April 1, 2001
                   (In Thousands, Except Per Share Amounts)
                                  (Unaudited)

                                                                   Pro Forma           Pro Forma
                                             Navigant    SATO     Adjustments          Combined
Revenues                                      $82,913   $31,764                         $114,677

Operating expenses                             46,579    20,361                           66,940
General and administrative expenses            22,370     8,296     $ (200)     (c)       30,466
Depreciation and amortization expense           3,606     1,048        152      (d)        4,806
                                              -------   -------     ------              --------
     Operating income                          10,358     2,059         48                12,465

Other Expense                                   3,490       418        540      (e)        4,448
                                              -------   -------     ------              --------
     Income before provision
       for income taxes                         6,868     1,641       (492)                8,017

Provision for income taxes                      2,812       657       (196)     (f)        3,273
                                              -------   -------     ------              --------
   Income before minority interest              4,056       984       (296)                4,744

Minority interest                                  25                                         25
                                              -------   -------     ------              --------
     Net income                               $ 4,031   $   984     $ (296)             $  4,719
                                              =======   =======     ======              ========

Weighted average shares (g)
     Basic                                     11,975                1,469                13,444
     Diluted                                   12,010                1,601                13,611
Net income per share
     Basic                                      $0.34                                      $0.35
     Diluted                                    $0.34                                      $0.35

      See accompanying notes to pro forma combined financial statements.

                         NAVIGANT INTERNATIONAL, INC.
      Pro Forma Combined Statement of Income for the Twelve Months Ended
                               December 31, 2000
                   (In Thousands, Except Per Share Amounts)
                                  (Unaudited)

                                                                     Pro Forma        Pro Forma
                                              Navigant     SATO     Adjustments       Combined
Revenues                                      $315,029    $135,513                     $450,542

Operating expenses                             176,359      80,864                      257,223
General and administrative expenses             88,635      43,149       (800)   (c)    130,984
Depreciation and amortization expense           12,433       4,213        608    (d)     17,254
Non-recurring and restructuring costs            1,900                                    1,900
                                              --------    --------    -------          --------
     Operating income                           35,702       7,287        192            43,181

Other Expense                                   12,424       2,297      2,160    (e)     16,881
                                              --------    --------    -------          --------
     Income before provision
       for income taxes                         23,278       4,990     (1,968)           26,300

Provision for income taxes                       9,918       2,398     (1,292)   (f)     11,024
                                              --------    --------    -------          --------
    Income before minority interest             13,360       2,592       (676)           15,276

Minority interest                                 (869)                                    (869)
                                              --------    --------    -------          --------
     Net income                               $ 14,229    $  2,592    $  (676)         $ 16,145
                                              ========    ========    =======          ========

Weighted average shares  (g)
     Basic                                      12,262                  1,469            13,731
     Diluted                                    12,385                  1,599            13,984
Net income per share
     Basic                                       $1.16                                    $1.18
     Diluted                                     $1.15                                    $1.15

      See accompanying notes to pro forma combined financial statements.

                         NAVIGANT INTERNATIONAL, INC.
               NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (Unaudited)
                               ($ In Thousands)

UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS

(a) Adjustment to reflect the repayment of SATO's debt utilized to finance receivables with Navigant's revolving line of credit facility.

(b) Adjustment to reflect purchase price adjustments associated with the acquisition of SATO for $27,000 of cash, 1,469,000 shares of common stock valued for accounting purposes at $16.50 per share and additional purchase consideration of $2,670 assigned to the fair value of the SATO options converted into 182,118 Navigant options. The portion of the consideration assigned to goodwill ($56,174) in the transaction accounted for under the purchase method represents the excess of the cost over the fair market value of the net assets acquired and the estimated acquisition related costs. The Company will amortize the goodwill over its estimated useful life of 35 years. (See also (d) below).

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME ADJUSTMENTS

(c) Adjustment to reflect the elimination of a management fee that SATO paid to two of its stockholders for consulting services for matters including corporate strategy, budgeting of corporate investments, and acquisition and divestiture strategies. The management fee agreement was terminated upon completion of the merger.

(d) Adjustment to reflect the increase in amortization expense relating to goodwill recorded in purchase accounting related to the SATO acquisition for the periods presented. The goodwill is being amortized over an estimated useful life of 35 years.

     In June 2001, the Financial Accounting Standards Board issued SFAS No. 141, "Business Combinations" ("SFAS 141") and SFAS No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). These pronouncements address financial accounting and reporting for goodwill and other intangible assets acquired. The primary change as a result of these pronouncements is the elimination of the amortization of goodwill and other indefinite lived intangibles and the requirement to annually review such assets for impairment. SFAS 141 is effective for all business combinations initiated after June 30, 2001 and the Company is required to adopt SFAS 142 at the beginning of its 2002 fiscal year. The Company is currently in the process of determining the effect that these pronouncements will have on its operating results. Goodwill amortization expense recorded during the three months ended April 1, 2001 and the year ended December 31, 2000 was $2,165 and $8,275, respectively.

(e) Adjustment to reflect the increase in interest expense due to the additional debt incurred by the Company in connection with the acquisition. Interest expense is being calculated on an average pro forma debt outstanding during the applicable periods at a weighted average interest rate of approximately 8.0%. The adjustment also reflects the reduction in interest income to zero as the Company generally expects to use available cash to repay debt. Pro forma interest expense will fluctuate $225 on an annual basis for each 0.125% change in interest rates.

(f) Adjustment to calculate the provision for income taxes on the pro forma combined results. The difference between the effective tax rates and the statutory tax rate of 35% relates primarily to non-deductible goodwill, restructuring costs and state income taxes.

(g) The weighted average shares outstanding used to calculate pro forma combined earnings per share is calculated based upon the weighted average shares of the Company, as adjusted to reflect the shares issued in connection with the SATO acquisition, as if the acquisition had occurred as of the beginning of the period.